SPANLINK COMMUNICATIONS, INC.
                             7125 NORTHLAND TERRACE
                              MINNEAPOLIS, MN 55428

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1999


TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Spanlink Communications, Inc., a Minnesota corporation (the "Company"), will be held on Wednesday, May 12, 1999, at 4:00 p.m. local time, at the offices of the Company, 7125 Northland Terrace, Minneapolis, Minnesota for the following purposes:

1)       To elect two directors, each to a three-year term;

2) To approve increase of shares under the Company's 1996 Omnibus Stock Plan from 1,000,000 to 1,300,000.

3) To act upon such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

         Shareholders of record at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 also accompanies this Notice.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy in the reply envelope provided.


                                By Order of the Board of Directors,



                                Loren A. Singer, Jr.
                                Secretary

Minneapolis, Minnesota
Dated:  April 12, 1999

        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                          SPANLINK COMMUNICATIONS, INC.
                             7125 NORTHLAND TERRACE
                              MINNEAPOLIS, MN 55428




                                 PROXY STATEMENT



                       Annual Meeting of the Shareholders
                                  May 12, 1998

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Spanlink Communications, Inc. (the "Company") of proxies for use at the Annual Meeting of the Shareholders (the "Meeting") to be held on May 12, 1999, at the offices of the Company, 7125 Northland Terrace, Minneapolis, MN 55428 at 4:00 P.M. local time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy form are furnished in connection with the proxy solicitation and are first being mailed to shareholders on or about April 12, 1999.

         Shares represented by properly executed and returned proxies will be voted as specified on the proxies. Shares represented by proxies where no specification has been made will be voted (i) FOR each nominee for election to the Board of Directors; (ii) FOR approval of the increase of shares under the Company's 1996 Omnibus Stock Plan; and (iii) in the discretion of the proxy holders, as to any other matter that properly comes before the meeting.

         A proxy may be revoked at any time prior to its exercise by providing written notice of revocation or another proxy bearing a later date to the Secretary of the Company at the address set forth above.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, is enclosed herewith. The Annual Report describes the financial condition of the Company as of December 31, 1998. The Company will furnish without charge to any person whose proxy is being solicited a copy of the Company's Annual Report on Form 10-KSB for fiscal year 1998 as filed with the Securities and Exchange Commission, including financial statements therewith, upon written request to Spanlink Communications, Inc. 7125 Northland Terrace, Minneapolis, MN 55428, Attention: Timothy Briggs - V. P. Finance.

         The Company will pay all expenses incurred in connection with the solicitation of proxies. Proxies are being solicited by mail and may also be solicited personally, by telephone, or telegram by directors, officers, and other employees of the Company without additional compensation to them. The Company has requested brokerage houses, nominees, custodians, and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Common Stock.


                             RECORD DATE AND VOTING

         Shareholders of record on March 19, 1999, are the only persons entitled to vote at the Meeting. As of March 19, 1999, there were issued and outstanding 5,107,739 shares of no par value Common Stock, the only authorized and issued voting security of the Company. Each shareholder is entitled to one vote for each share of Common Stock held. As provided in the Articles of Incorporation of the Company, there is no right of cumulative voting.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker indicates on the form of proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that particular matter.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth the information as of March 19, 1999, regarding beneficial ownership of the Company's Common Stock for (i) each director, (ii) each executive officer named in the Summary Compensation table set forth in the "Executive Compensation" section of this proxy statement, (iii) all directors and executive officers as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company.

                                              SHARES BENEFICIALLY OWNED (1)
                                           -----------------------------------
 Name of Beneficial Owner                  Number                      Percent
 -------------------------                 ----------                  -------
 Brett A. Shockley (2)                     900,000                      17.6%
 Loren A. Singer, Jr. (2)                  900,000                      17.9
 Todd A. Parenteau (2)                     900,000                      17.6
 Patrick P. Irestone (3)                   387,000(3)                    7.1
 Stephen H. Bostwick                        75,000(4)                    1.4
 Bruce E. Humphrey                          24,500(5)                     *
 Thomas F. Madison                          23,000(5)                     *
 Joseph D. Mooney                           23,000(5)                     *
 All Current Executive Officers
    Directors as a group (10 persons)    2,043,696(6)                   38.4%

* Less than 1%.

(1) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options, but are not deemed to be outstanding for purposes of computing such percentage for any other person. Each person or group identified has sole voting and investment powers with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The address of Messrs. Shockley, Singer and Parenteau, is 7125 Northland Terrace, Minneapolis, Minnesota 55428.

(3) Includes currently exercisable options to purchase 318,500 shares of Common Stock. Includes 67,500 shares owned directly and 1,000 shares owned indirectly by Mr. Irestone's spouse for the benefit of their child. The address of Mr. Irestone is 268 Meadowood Lane, Vadnais Heights, MN 55127.

(4) Includes options to purchase 70,000 shares of Common Stock which are currently exercisable. Also includes 5,000 shares owned indirectly by Mr. Bostwick's spouse.

(5) Includes options to purchase 22,000 shares of Common Stock which are currently exercisable.

(6) Includes options to purchase 220,500 shares of Common Stock which are either currently exercisable or exercisable within 60 days.

                              ELECTION OF DIRECTORS
                           (Proposal 1 on Proxy Card)

         The Bylaws of the Company provide that the number of directors that constitute the Board of Directors shall be fixed from time to time by the Board of the Company. The number of directors is currently set at five. The Company's Articles of Incorporation provide that the Board be classified into three classes with staggered terms. One class of directors will be elected each year, and the members of such class will hold office for a three-year term or until their successors are duly elected and qualified or until their death, resignation or removal from office. Joseph D. Mooney and Loren A. Singer, Jr. serve in Class 1 with a term expiring in 2000; Bruce E. Humphrey serves in Class 2 with a term expiring in 2001; and Brett A. Shockley and Thomas F. Madison serve in Class 3 with a term expiring at the Annual Meeting. The Board of Directors has nominated Mr. Shockley and Mr. Madison for election to the Board at the Annual Meeting for a term expiring at the Annual Meeting in 2002. The other directors of the Company will continue in office for their existing terms. The persons nominated have agreed to serve if elected, and the Company knows of no reason why the listed nominees would be unavailable to serve.

         Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of Mr. Shockley and Mr. Madison, unless either such nominee should become unavailable for election by reason of death or other unexpected occurrence, in which event such shares shall be voted for the election of such substitute nominee as the Board of Directors may propose.

         Set forth below is information regarding the nominees and the directors whose terms continue after the Annual Meeting, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof. The nominees may be contacted at the Company offices.

         Under applicable Minnesota law, the election of each nominee to the Board of Directors requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


         The Board recommends that the shareholders vote FOR the election of Brett A. Shockley and Thomas F. Madison to the Board of Directors.

         Certain biographical information furnished by the Company's Board of Directors is set forth below:

BRETT A. SHOCKLEY, age 39, has been the Chief Executive Officer and Chairman of the Board since 1988 and is a founder of the Company. Mr. Shockley also served as President from 1988 to September 1994 and since July 1997. Prior to founding the Company in 1988, Mr. Shockley was a marketing and product management executive at Onan Corporation, a subsidiary of Cummins Engine Company Inc. From 1982 to 1987, Mr. Shockley was in marketing and product management at ADC Telecommunications, Inc., a manufacturer of telecommunications equipment.

LOREN A. SINGER, JR., age 43, has been Secretary and a director since 1988 and is a founder of the Company. Mr. Singer also served as a lead software engineer from 1988 to June 1997. He currently provides consulting services to the Company. He has been sole proprietor of Beagle Software since June 1997. Prior to founding the Company in 1988, Mr. Singer was an Engineering Development Manager at ADC Telecommunications, Inc. from 1983 to 1987. Mr. Singer was a design engineer at Porta Systems, Inc. from 1980 to 1983.

THOMAS F. MADISON, age 63, has been a director of the Company since 1996. Mr. Madison has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company, since January 1993. Since December 1996, he has been Chairman of Communications Holdings, Inc. From February 1994 to September 1994, he served as Vice Chairman and Office of Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US West Communications Markets, a division of US West Inc. Mr. Madison was President and Chief Executive Officer of Northwestern Bell Telephone Company from April 1985 to June 1987. Mr. Madison also serves on the board of directors of Valmont Industries, Inc., Eltrax Systems, Inc., Minnegasco Division of Arkla, ACI Telecentrics, Incorporated and Delaware Group of Funds. He also serves on the Advisory Board of Aon Risk Services.

JOSEPH D. MOONEY, age 61, has been a director of the Company since 1996. Mr. Mooney is Chairman and CEO of Greentree Software, Inc. Prior to that he was the President of Benchmark Computer Systems, Inc. from January 1973, when he founded the company, to August 1996. In addition, he was a founder of Benchmark Network Systems, Inc. and served as its President from 1984 to 1995. He was also President of Benchmark Nursing Home Systems, Inc., a software company, from 1973 to 1994. Mr. Mooney also has served as a director for both Paradata International, Inc. and Cado Systems, Inc.

BRUCE E. HUMPHREY, age 41, has been a director of the Company since 1996. Mr. Humphrey has been the President and Chief Executive Officer of CSC Insurance Center, Inc. since he founded it in December 1982. Mr. Humphrey is also a director of K-Sun, Inc.


Committees and Meetings of the Board of Directors

         The Board has a Compensation Committee composed of Messrs. Madison (Chairman), Mooney and Humphrey, which committee makes recommendations concerning executive compensation and incentive compensation for employees of the Company, subject to ratification by the Board, and administers the Company's 1996 Omnibus Stock Plan. The Board also has an Audit Committee comprised of Messrs. Humphrey (Chairman) and Madison. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants, as well as the Company's accounting principles and its system of internal controls, and reports the results of its review to the Board. The Company has no nominating committee.

         During fiscal 1998, the Board of Directors met four times. All directors attended 100 percent of such meetings and the committee meetings on which such directors served during 1998. The Audit Committee held one meeting in 1998, and the Compensation Committee held two meetings in 1998.

Director Compensation

         Members of the Board receive no cash compensation for serving on the Board except for reimbursement for expenses incurred in attending meetings. The Company's 1996 Omnibus Stock Plan provides for automatic annual option grants to purchase 4,000 shares of Common Stock to each director who is not an employee of the Company ("Outside Director") who is re-elected as a director or whose term of office continues after a meeting of shareholders at which directors are elected. Pursuant to the 1996 Plan, the options (i) have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant, (ii) are immediately exercisable and (iii) expire on the ten-year anniversary of the date of grant. In addition, during 1998, the Outside Directors each received additional options to purchase 6,000 shares of Common Stock.


                        EXECUTIVE OFFICERS OF THE COMPANY

NAME                        AGE     POSITION

Brett A. Shockley           39      Chairman of the Board, Chief Executive
                                      Officer, President
Stephen H. Bostwick         60      Vice President of Sales
Timothy E. Briggs           51      Vice President of Finance, Chief Financial
                                      Officer
Jonathan M. Silverman       45      Vice President of Research & Development,
                                      Chief Technology Officer
Bryan Willborg              41      Vice President of Customer Solutions

Brett A. Shockley          Biographical information for Mr. Shockley is provided
                           elsewhere in this Proxy Statement under "Election of Directors."

Stephen H. Bostwick        Mr. Bostwick joined the Company as Vice President of
                           Sales and Marketing in December of 1996, and became
                           Vice President of Sales in June 1998. From 1995 to
                           1996, Mr. Bostwick was Vice President of Sales at
                           Answersoft in Dallas. From 1993 to 1995, he was in various sales positions for Intervoice Inc., most recently as Vice President of Direct Sales. Prior to that time he held various executive sales and marketing positions at other telecommunication companies, including Vice President of Sales at Teknekron Infoswitch.

Timothy E. Briggs          Mr. Briggs joined the Company as Vice President of
                           Finance and Chief Financial Officer in October of
                           1997. From 1985 to 1997, Mr. Briggs held a variety of positions with Empi, Inc., most recently as Executive
                           Vice President and Chief Financial Officer. Prior to joining Empi, he served as Treasurer of Conwed
                           Corporation.

Jonathan M. Silverman      Mr. Silverman joined the Company in September of
                           1992. Mr. Silverman has held several positions with the Company and is currently serving as Vice
                           President of Research and Development. From 1989 to
                           1992, Mr. Silverman was Director of Software
                           Development at Racotek, prior to which he was Section
                           Manager for distributed systems in Honeywell's
                           Corporate Research Center. Mr. Silverman has published numerous papers in professional journals and holds patents on software architecture.

Bryan Willborg             Mr. Willborg joined the Company in March 1998. From
                           February 1997 through February 1999, he was the Vice
                           President of Re-Engineering for Jostens Corporation.
                           Prior to that, he held the position of Director of Corporate Quality at Pella Corporation from September
                           1993 through February 1997. For twelve years prior to September 1993, Mr. Willborg held a variety of positions, including software development manager and site quality manager (for ISO 9000 certification), at IBM's Rochester, Minnesota location.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides certain summary information for the past three years ended December 31, 1998, concerning executive compensation paid or accrued by the Company to the Company's Chief Executive Officer and the other executive officers whose salary and bonus compensation earned in 1998 exceeded $100,000.

                                                                                     Long-Term
                                          Annual Compensation                   Compensation Awards
                           -------------------------------------------------- -------------------------
                                                                              Restricted                    All
                                                               Other Annual     Stock                      Other
        Name and                      Salary       Bonus       Compensation     Awards      Options       Compen-
   Principal Position        Year      ($)          ($)            ($)           ($)          (#)         sation
-------------------------- --------- --------- -------------- --------------- ----------- ------------- ------------
Brett A. Shockley            1998     162,000     32,400           -0-           -0-        150,000         -0-
  Chief Executive            1997     120,667       -0-            -0-           -0-           -0-          -0-
  Officer                    1996     152,175      46,000       12,025 (1)       -0-           -0-          -0-
-------------------------- --------- --------- -------------- --------------- ----------- ------------- ------------
Stephen H. Bostwick          1998     136,000     15,000           -0-           -0-         16,500         -0-
  Vice President of          1997     116,500       -0-            -0-           -0-        100,000 (1)     -0-
  Sales                      1996       8,333       -0-            -0-           -0-        100,000         -0-
-------------------------- --------- --------- -------------- --------------- ----------- ------------- ------------
Jonathan M. Silverman        1998     101,640     15,000           -0-           -0-         16,500         -0-
  Vice President of          1997      89,100       -0-            -0-           -0-         60,000 (2)     -0-
  Research &                 1996      87,844      4,600           -0-           -0-         50,000         -0-
  Development, Chief
  Technology Officer
-------------------------- --------- --------- -------------- --------------- ----------- ------------- ------------
Timothy E. Briggs            1998      95,000     14,250           -0-           -0-         16,500         -0-
  Vice President of          1997      23,750       -0-            -0-           -0-         75,000         -0-
  Finance, Chief
  Financial Officer
-------------------------- --------- --------- -------------- --------------- ----------- ------------- ------------

(1) The stock option granted in 1996 was repriced in 1997; thus, the option is deemed regranted in 1997, and the 1997 option replaces the 1996 option, which is deemed cancelled.
(2) Includes a stock option for 50,000 shares granted in 1996 which was repriced in 1997; thus the option is deemed regranted in 1997 and replaces the 1996 option, which is deemed cancelled.

Option/SAR Grants in Last Fiscal Year

                                     Number of           % of Total
                                    Securities          Options/SARs
                                    Underlying           Granted to
                                   Options/SARs         Employees in         Exercise or Base        Expiration
             Name                   Granted (1)          Fiscal 1998         Price ($/Sh)(2)             Date
------------------------------- -------------------- -------------------- ----------------------- ------------------
Brett A. Shockley                     150,000               33.0%                 $2.75               08-18-08
------------------------------- -------------------- -------------------- ----------------------- ------------------
Stephen H. Bostwick                    16,500               3.6%                  $2.75               08-18-08
------------------------------- -------------------- -------------------- ----------------------- ------------------
Jonathan M. Silverman                  16,500               3.6%                  $2.75               08-18-08
------------------------------- -------------------- -------------------- ----------------------- ------------------
Timothy E. Briggs                      16,500               3.6%                  $2.75               08-18-08
------------------------------- -------------------- -------------------- ----------------------- ------------------

(1) All stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which was the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on such date.


Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth certain information with respect to options exercised during fiscal 1998 by the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of fiscal 1998.

                                                                                      Value of Unexercised in the
                            Shares                       Number of Securities              Money Options/SARS
                           Acquired                     Underlying Unexercised                at FY-End(1)
                              on          Value         Options/SARS at FY-End         Exercisable Unexercisable
          Name             Exercise     Realized    Exercisable Unexercisable
                              (#)          ($)             (#)         (#)              ($)                ($)
------------------------- ------------ ------------ -------------------------------- -------------------------------
Brett A. Shockley             -0-          -0-           -0-           150,000            -0-           168,750
------------------------- ------------ ------------ -------------- ----------------- -------------- ----------------

Stephen H. Bostwick           -0-          -0-         70,000           46,500          131,250          74,813
------------------------- ------------ ------------ -------------- ----------------- -------------- ----------------

Jonathan M. Silverman         -0-          -0-         52,000           24,500           97,500          33,563
------------------------- ------------ ------------ -------------- ----------------- -------------- ----------------

Timothy E. Briggs             -0-          -0-         22,500           69,000           42,188         117,000
------------------------- ------------ ------------ -------------- ----------------- -------------- ----------------

(1) The calculations of the value of unexercised options are based on the difference between the closing bid price on Nasdaq SmallCap Market of the Common Stock on December 31, 1998 and the exercise price of each option, multiplied by the number of shares covered by the option.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year ended December 31, 1998, all Section 16(a) filing requirements were complied with.

                              CERTAIN TRANSACTIONS

         In connection with the employment agreement between the Company and Patrick P. Irestone as President and Chief Operating Officer of the Company, the Company loaned an aggregate of $113,500 to Mr. Irestone to pay taxes due as a result of the grant of 67,500 shares of the Company's Common Stock in February 1996. The loans are evidenced by promissory notes dated (i) December 23, 1996 in the principal amount of $94,500, with interest accruing at 6.31% per annum, and
(ii) April 17, 1997 in the principal amount of $19,000, with interest accruing at 5.99% per annum. Pursuant to the original notes, principal and interest were due one year after the date of the respective notes. Pursuant to the Separation Agreement and Release dated July 15, 1997, the Company agreed to extend the loans on an annual basis as they come due through April 14, 2002. The loans are on a nonrecourse basis and are secured by the 67,500 shares granted to Mr. Irestone in February 1996.

         On February 10, 1998, the Company loaned $25,000 to Brett A. Shockley, President and Chief Executive Officer of the Company. The loan is evidenced by a promissory note dated February 10, 1998, which accrues interest at 6% per annum. The principal and accrued interest are due and payable on February 10, 2003.

         The Company has purchased its Property/Casualty and Group Insurance policy through CSC Insurance Center, Inc. Bruce E. Humphrey, a director of the Company, owns 70% of the outstanding shares of CSC Insurance Center, Inc. In addition, CSC Insurance Center, Inc. acts as the agent for the Company's 401(k) Plan. All transactions with CSC Insurance Center, Inc. and Mr. Humphrey were on terms no less favorable than could be obtained from an unaffiliated third party. The Company did not make any payments directly to Mr. Humphrey.

         During the first quarter of fiscal year 1999, in order to bridge short-term capital needs, Timothy E. Briggs, the Company's Vice President of Finance/CFO loaned the Company approximately $250,000. The loans are unsecured and the Company has agreed to pay Mr. Briggs interest at the annual rate of six percent (6%).

         The Company believes that the foregoing transactions are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Such actions have been ratified by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions. All future transactions, including loans, loan guarantees or forgiveness of loans, with directors, officers or shareholders holding more than 5% of the Company's outstanding shares, or affiliates of any such persons, will be on terms no less favorable than could be obtained from an unaffiliated third party and will be approved by a majority of the independent outside directors who do not have an interest in the transactions.

                         APPROVAL OF INCREASE OF SHARES
                        UNDER THE 1996 OMNIBUS STOCK PLAN
                           (Proposal 2 on Proxy Card)

         On February 23, 1999, the Board of Directors increased the shares reserved under the Company's 1996 Omnibus Stock Plan (the "1996 Plan") from 1,000,000 to 1,300,000, which increase is subject to approval by the Company's shareholders. The 1996 Plan provides for the granting of "incentive" stock options intended to meet the requirements of Internal Revenue Code ("I.R.C.")
Section 422, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock awards and reload options (collectively referred to as "Awards"). Awards may be granted in any one or a combination of these forms. No Awards will be granted under the 1996 Plan after January 31, 2006, which is ten years after the effective date of the 1996 Plan. To date, all Awards awarded under the 1996 Plan have been stock options. As of April 1, 1999, options to purchase an aggregate of 1,038,630 shares are outstanding under the 1996 Plan, including options to purchase an aggregate of 134,500 shares of Common Stock granted to executive officers, the vesting of which is subject to approval of this proposal by the Company's shareholders. The outstanding options have an average exercise price of $2.90 per share. Options to purchase 11,360 shares under the 1996 Plan have been exercised as of April 1, 1999. In addition, options to purchase an aggregate of 295,000 shares at an average exercise price of $2.495 were granted outside of the 1996 Plan and were outstanding as of April 1, 1999. The 1996 Plan provides for the automatic annual grants of nonqualified stock options to "Outside Directors" as described above in "Election of Directors - Director Compensation."

         The Company has historically used stock options to provide a long-term incentive to its officers and key employees, and stock options will continue to be a primary form of long-term incentive to the Company's officers and key employees; however, the availability of other types of Awards under the 1996 Plan afford the Committee greater flexibility in designing the most appropriate type of incentive package for the Company and each individual.

         The Company adopted the 1996 Plan primarily to afford officers, directors, advisors, consultants and key employees, upon whose judgment, initiatives and efforts the Company is largely dependent for the successful conduct of its business, the opportunity to obtain a proprietary interest in the growth and performance of the Company. All officers, directors, advisors, consultants and key employees of the Company or any of the Company's subsidiaries are eligible to receive awards under the 1996 Plan. The Company currently has approximately 102 officers, directors and full-time employees. The Company has five executive officers (one of whom is also a director) and three Outside Directors, all of whom are eligible to participate under the 1996 Plan.

         A general description of the basic features of the 1996 Plan follows, but such description is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

Administration and Types of Awards

         The 1996 Plan is administered by the Compensation Committee of the Board of Directors. With the exception of the stock options automatically issued on an annual basis to Outside Directors described in "Election of Directors - Director Compensation" above, the Committee must approve options and Awards granted under the 1996 Plan. The Committee has broad powers to administer and interpret the 1996 Plan, including the authority to: (i) establish rules for the administration of the 1996 Plan; (ii) select the participants in the 1996 Plan;
(iii) determine the types of Awards to be granted and the number of shares (if any) covered by such Awards; (iv) set the terms and conditions of such Awards; and (v) determine under what circumstances Awards may be cancelled or suspended. All determinations and interpretations of the Committee will be binding on all interested parties.

         The total number of shares and the exercise price per share of Common Stock (if any) that may be issued pursuant to outstanding Awards will be subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations, or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction after which the Company is not the surviving corporation.

         Options. Options granted under the 1996 Plan may be either "incentive" stock options within the meaning of I.R.C. ss.422 or "nonqualified" stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying Common Stock on the date the incentive stock option is granted. For nonqualified stock options, the option price ordinarily will also be the fair market value of a share of the underlying Common Stock on the date the nonqualified stock option is granted but can never be less than 85% of such fair market value. The option exercise price may be paid in cash, shares of Common Stock or a combination of cash and shares. The closing price of the Company's Common Stock as reported by the Nasdaq SmallCap Market on April 1, 1999 was $3.375 per share.

         The Committee may, in its discretion, modify or impose additional restrictions on the term of exercisability of an option. The Committee may also determine the effect that an optionee's termination of employment with the Company or a subsidiary may have on the exercisability of such option. The Committee may impose additional or alternative conditions and restrictions on incentive or nonqualified stock options granted pursuant to the 1996 Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under I.R.C. Section 422. Following a "change of control" as described below, all options granted under the 1996 Plan will become immediately exercisable and any conditions restricting the exercisability of the options shall be deemed satisfied, unless doing so would preclude a "pooling of interests" transaction. Options may not be transferred by the optionee except by will or by the laws of descent and distribution.

         Reload Options. The Committee may authorize reload options concurrently with the award of an incentive or nonqualified stock option to any participant. The number of shares subject to the reload option must equal (i) the number of shares used to exercise the underlying incentive or nonqualified stock option (which shares must have been held by the participant for at least twelve months) and (ii) to the extent authorized by the Committee, the number of shares used to satisfy any tax withholding requirement incident to the exercise of the underlying incentive or nonqualified stock options. The per share exercise price for a reload option will not be less than the fair market value of a share of the underlying Common Stock on the date the reload option is granted. Reload options will always be nonqualified stock options.

         Restricted Stock Awards. The Committee is also authorized to grant awards of restricted stock. Each restricted stock award granted under the 1996 Plan will be for a number of shares as determined by the Committee. The Committee, in its discretion, may establish performance or other conditions that must be satisfied in order for the restrictions on transferability to lapse. In addition, the participant must remain in continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. The Committee, in its discretion, may waive any restrictions applicable to all or any portion of the shares subject to an outstanding restricted stock award. While restrictions on transferability remain in effect, the participant will have the right to vote the shares of Common Stock and to receive any dividends or distributions with respect thereto. If the participant's employment terminates before the restrictions lapse, shares subject to such restrictions ordinarily will be forfeited to the Company. Following a "change of control" as described below, all restrictions on restricted stock awarded under the 1996 Plan will immediately lapse.

         SARs. The Committee is also authorized to grant awards of stock appreciation rights ("SARs") in tandem with incentive, nonqualified or reload stock options previously or concurrently granted to the participant (the "related option"). Each SAR entitles the participant to elect, in lieu of exercising the related option, to a payment equal to the appreciation on the related option. For each SAR exercised, the participant will receive the difference between the per share fair market value of the Company's Common Stock on the exercise date and the per share fair market value on the date the related option was granted or became effective. The payment may be made in cash or in shares of the Common Stock. SARs shall be exercisable only to the same extent and subject to the same conditions as the related option, and may be subject to such other conditions prescribed by the Committee. The exercise of any SARs also cancels an equal number of shares subject to the related option. Following a "change of control" as described below, all outstanding SARs will become immediately exercisable.

Change of Control Provisions

         In the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company ("change of control"), all outstanding Awards shall become immediately vested. The acceleration of the vesting of outstanding Awards may be limited, however, if the acquiring party seeks to account for the change of control transaction on a "pooling of interests" basis which would be precluded if such options are accelerated. The Board may also decide to take certain additional actions, such as termination of the 1996 Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allow exercise of the Awards for stock of the succeeding company.

Amendment

         The Board of Directors may terminate, modify or amend the 1996 Plan (including the above-described provisions regarding a "change of control") at any time prior to a "change of control," except that the terms of Awards then outstanding may not be adversely affected without the consent of the individual; provided, however, no amendment shall be effective unless and until the same is approved by shareholders of Company if the failure to obtain such approval would adversely affect compliance with Rule 16b-3, the I.R.C. and other laws. After a "change of control," neither the Board of Directors nor the Committee may terminate or amend the 1996 Plan to deny participants the change of control benefits stated in the 1996 Plan.

Federal Income Tax Matters

         Options. "Nonqualified" stock options and reload options granted under the 1996 Plan are not intended to and do not qualify for the favorable tax treatment available to "incentive" stock options under I.R.C. ss.422. Generally, no tax results upon the grant of a nonqualified stock option or reload option under the 1996 Plan. However, in the year that a nonqualified stock option or reload option is exercised, the participant must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the participant is required to recognize as ordinary income, and the Company must comply with any applicable federal and state withholding requirements.

         "Incentive" stock options granted under the 1996 Plan are intended to qualify for favorable tax treatment under I.R.C. ss.422. Under Section 422, a participant realizes no taxable income when an incentive stock option is granted. Further, the participant generally will not realize any taxable income when the incentive stock option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the participant if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the grant of the option and one year from the receipt of the shares.

         Restricted Stock. Generally, participants who receive restricted stock awards are not required to recognize compensation taxable as ordinary income in the year that the shares of Common Stock underlying the restricted stock award are granted. Instead, participants will recognize compensation taxable as ordinary income for the year in which the transfer restrictions lapse in an amount equal to the fair market value of the shares at that time. Any dividends paid with respect to restricted stock awards prior to the time the restrictions lapse ordinarily will be treated as compensation income. The Company will receive a deduction equal to the amount of compensation income the participant is required to recognize as ordinary income, and the Company must also comply with any applicable federal and state withholding requirements.

         SARs. A participant who receives SARs will also recognize compensation income (and the Company will be entitled to a tax deduction) in the year in which the SARs are exercised, equal to the amount of the payment received. The Company must also comply with any applicable federal and state withholding requirements.

Plan Benefits

         Because future grants of Awards are subject to the discretion of the Committee, the future benefits under the 1996 Plan cannot be determined at this time, except for the automatic stock option grants to Outside Directors described herein. The table below shows the total number of shares underlying stock options that have been granted under the 1996 Plan as of April 1, 1999 to the named executive officers and the groups set forth.

                                                        Shares of Common Stock
Name and Position/Group                              Underlying Options Received
Brett A. Shockley                                                    0 (1)
  Chief Executive Officer and Chairman
Stephen H. Bostwick                                             16,500 (2)
  Vice President of Sales
Jonathan M. Silverman                                           76,500
  Vice President of Research & Development,
  Chief Technology Officer
Timothy E. Briggs                                               91,500
  Vice President of Finance, Chief Financial Officer
Current Executive Officers                                     269,500
  as a Group (5 persons)
Current Directors who are not                                   76,000
  Executive Officers as a Group (4 persons)
Current Employees who are not Executive                        693,130
  Officers or Directors as a Group (93 persons)

(1) Does not include options to purchase 150,000 shares granted outside of the 1996 Plan.
(2) Does not include options to purchase 100,000 shares granted outside of the 1996 Plan.

         Vote Required. The Board of Directors recommends that the shareholders approve the amendment to the 1996 Plan to provide for the increase of the number of shares reserved for issuance under the 1996 Plan from 1,000,000 to 1,300,000. Under applicable Minnesota law, approval of the amendment to the 1996 Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

                              INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1996. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and will be given an opportunity to make a statement regarding financial and accounting matters of the Company, if he or she so desires, and will be available to respond to appropriate questions from the Company's shareholders.


                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

         Any shareholder proposals for the Company's annual meeting to be held in the year 2000 must be received by the Company by December 18, 1999, in order to be included in the proxy statement. Shareholder proposals intended to be presented at the annual meeting in the year 2000 but not be included in the proxy materials sent to shareholders will not be considered timely unless received by the Company by February 26, 2000. The proposals also must comply with all applicable statutes and regulations.

         At the time this Proxy Statement was mailed, the Board was not aware of any matters to be presented for action at the Annual Meeting other than those discussed in this Proxy Statement. If other matters properly come before the meeting, the proxy holders have discretionary authority -- unless it is expressly revoked -- to vote all proxies in accordance with their unanimous discretion; if the proxy holders are divided on a particular matter to be voted on with respect to their discretionary voting, the shares subject to such proxy shall not be voted.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Loren A. Singer, Jr., Secretary

April 12, 1999

                          SPANLINK COMMUNICATIONS, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     For the Annual Meeting of Shareholders
                                  May 12, 1999



The undersigned hereby appoints Brett A. Shockley and Timothy E. Briggs, or either of them, proxies with full power of substitution to vote all shares of stock of Spanlink Communications, Inc. of record in the name of the undersigned at the close of business on March 19, 1999, at the Annual Meeting of Shareholders to be held at the offices of the Company in Minneapolis, Minnesota at 4:00 p.m. on May 12, 1999, or at any adjournment or adjournments thereof, hereby revoking all former proxies:


1. ELECTION OF DIRECTORS.    [ ] FOR nominees listed below     [ ] WITHHOLD AUTHORITY
                                 (except as indicated to the       to vote for nominees listed below
                                 contrary)

(INSTRUCTIONS:  To withhold authority to vote for a nominee, strike a line through the nominee's name below.)

                                                 Brett A. Shockley
                                                 Thomas F. Madison



2. PROPOSAL TO APPROVE INCREASE OF SHARES UNDER THE 1996 OMNIBUS STOCK PLAN.


                    [ ] FOR        [ ] AGAINST       [ ] ABSTAIN


3. IN THEIR DISCRETION, UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MATTERS SUMMARIZED
ABOVE UNLESS OTHERWISE SPECIFIED.


                                    Dated: ____________________________, 1999

                                    ____________________________________________

                                    ____________________________________________
                                    Please sign name(s) exactly as shown at
                                    left. When signing as executor,
                                    administrator, trustee or guardian, give
                                    full title as such; when shares have been
                                    issued in names of two or more persons, all
                                    should sign.


                          SPANLINK COMMUNICATIONS, INC.
                             1996 OMNIBUS STOCK PLAN
                     (As Amended Through February 23, 1999)

1.       Purpose.

         The purpose of the 1996 Omnibus Stock Plan (the "Plan") is to advance the interests of Spanlink Communications, Inc. (the "Company") and its stockholders by providing an incentive to certain employees of the Company and its subsidiaries and to certain other key individuals who perform services for the Company and its subsidiaries, to contribute significantly to the strategic and long-term performance objectives and growth of the Company and its subsidiaries. This purpose is expected to be achieved by affording employees and other key individuals who perform services for the Company an opportunity to acquire a proprietary interest in the Company through the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Appreciation Rights and Reload Options (individually an "Award" and collectively "Awards") as provided herein. Subject to such limits as may be imposed by the Plan, a single Award or any combination of Awards may be granted to an eligible individual.

2.       Effective Date.

         The effective date of the Plan shall be January 31, 1996, subject to approval of the Plan by the stockholders of the Company within twelve months thereof.

3.       Administration of the Plan.

         The Plan shall be administered by a committee (the "Committee"), whose members will be appointed by and serve at the pleasure of the Board of Directors of the Company (the "Board"). All option grants and awards under the Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission promulgated thereunder, shall be made exclusively by the Committee. The Committee shall be composed solely of three or more members of the Board of Directors who (i) are not an officer or other employee of the Company (or its parent or subsidiary); (ii) do not receive compensation from the Company (or its parent or subsidiary) other than as a director, except for an amount that would not exceed the dollar amount requiring disclosure under Reg. S-K, Item 404(a) under the Securities Exchange Act of 1934; and (iii) do not have any interest or relationship requiring disclosure under Reg. S-K, 404(a) or 404(b) of the Securities Exchange Act of 1934.

         A majority of the members of the Committee shall constitute a quorum for any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. The decision of the Committee on any matter relating to the Plan shall be deemed final and binding upon all persons. No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any option granted hereunder. Committee members may be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, (i) to designate the individuals eligible to participate in the Plan; (ii) to grant Awards provided in the Plan in such form and amount as the Committee shall determine, (iii) to impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate, and (iv) to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

4.       Stock Subject to the Plan.

         Subject to adjustment as provided in this Plan, the total number of shares of common stock of the Company ("Common Stock") to be issued shall not exceed 1,300,000 shares. If any Award granted hereunder terminates, expires unexercised, does not vest, is exchanged for options without the issuance of shares of Common Stock, or is cancelled, the shares of Common Stock reserved for issuance shall again be available for issuance under the Plan, to the extent of any such termination or nonuse. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares available for issuance under the Plan. Shares of Common Stock that may be issued hereunder may be authorized and unissued stock, or may be treasury stock purchased for or held by the Company as such, or a combination thereof. Proportionate adjustments in the number of shares of Common Stock that may be available for issuance under the Plan, in the number of shares of Common Stock subject to outstanding Awards, and in the exercise price of any Award, shall be made by the Committee to give effect to adjustments made in the number of shares of Common Stock of the Company through any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other similar change in the corporate structure of the Company affecting its capitalization, or a sale by the Company of all or part of its assets or any distribution to stockholders other than a normal cash dividend.

5.       Eligibility.

         Except as provided in Section 8.C, the granting of Awards to employees and other key individuals who perform services for the Company, or any subsidiary, is solely at the discretion of the Committee. In making this selection, the Committee shall consider any factors deemed relevant. 6. Duration of the Plan.

         The Plan shall remain in effect until all shares reserved for issuance pursuant to the Plan shall have been purchased pursuant to options granted under the Plan, provided that Awards under the Plan must be granted not later than ten years after the effective date of the Plan.

7.       General Terms of Awards.

         A. Date of Grant and Term. An Award agreement shall specify the date of grant, which shall be the date on which the Committee grants an Award or any later date which the Committee specifically designates and the term of each Award as determined by the Committee.

         B. Number of Shares of Common Stock. An Award agreement shall, specify the number of shares of Common Stock to which it pertains.

         C. Transferability and Exercisability.

                  (i) The Committee shall have the authority to determine whether an Award shall specify periods after the date of grant during which the Award or any portion thereof may not yet be exercisable, including provisions applicable to persons subject to Section 16 of the Exchange Act.

                  (ii) Except as otherwise specifically provided in this Plan or an Award agreement, Awards granted to an individual ("Holder") may be exercised only by the Holder and only while an employee of the Company or a subsidiary of the Company or otherwise performing services for the Company or a subsidiary and only if the Holder has been continuously so employed or engaged since the date such Awards were granted; provided, however, that in the event of disability of a Holder, Awards may be exercised by the Holder not later than the earlier of the date the Award expires or one year after the date such employment or performance of services ceases by reason of disability, but only with respect to an Award exercisable at the time such employment or performance of services ceases.

                  (iii) Absence from the Company due to leave or any other interruption in the performance of services by a Holder shall, if approved by the Committee, not be deemed a cessation or interruption of employment or services for the purposes of the Plan.

                  (iv) Except as otherwise specifically provided in an Award agreement, no Award shall be assignable or transferable by a Holder to whom it is granted except that it may be transferable by will or the laws of descent and distribution. An option so transferred may be exercised after the death of the Holder to whom it is granted only by such Holder's legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such Holder and only with respect to an Award exercisable at the time of death.

                  (v) In no event shall any Award be exercisable at any time after its expiration date unless extended by the Committee. When an Award is no longer exercisable, it shall be deemed to have lapsed or terminated.

         D. Methods of Exercise. Subject to the terms and conditions of the Plan and the terms and conditions of an Award agreement, an Award may be exercised in whole or in part from time to time, by delivery to the Company at its principal office a written notice of exercise specifying the number of shares with respect to which the Award is being exercised, accompanied by payment in full of the exercise price for shares to be purchased at that time. Payment may be made (i) in cash, (ii) in shares of Common Stock valued at the Fair Market Value of the Common Stock on the date of exercise or (iii) in a combination of cash and Common Stock. The Committee may also, in its sole discretion, permit Holders to deliver a notice of exercise of options and simultaneously to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by proper officers of the Company, which approval will not be unreasonably withheld, using the proceeds from such sale as payment of the exercise price. No shares of Common Stock shall be issued until full payment therefor has been made.

         E. Rights as a Stockholder. A Holder shall have no rights as a stockholder with respect to any Common Stock covered by an Award until exercise of such Award and issuance of shares of Common Stock. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to issuance of the Common Stock.

         F. General Restriction. Each Award shall be subject to the requirement that, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Common Stock subject to such Award on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of Common Stock thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Board.

8.       Stock Options.

         A. General. It is intended that certain options granted under the Plan shall be incentive stock options ("Incentive Stock Options") and shall meet the applicable requirements of and contain or be deemed to contain all provisions required under Section 422 of the Code or corresponding provisions of subsequent revenue laws and regulations in effect at the time such options are granted; that other options shall not meet such requirements and shall be nonqualified stock options ("Nonqualified Options"); and that any ambiguities in construction shall be interpreted in order to effectuate such intent. Such options shall be subject to the terms and conditions set forth elsewhere in the Plan. The exercise price of each option shall be determined by the Committee at the time the option is granted, provided that in no event can the exercise price be less than 85% of the Fair Market Value of such shares of Common Stock on the date of grant of such option; and provided, further, the determination shall take into account any requirements under the Code and, with respect to individuals to whom
Section 162(m) is applicable, the amount of the exercise price shall be not less than 100% of the Fair Market Value of such shares of the Common Stock on the date of grant of such option. In no event shall any option granted under the Plan be exercisable during a term of more than ten (10) years after the date on which it is granted. The written Award Agreement evidencing an option granted under the Plan shall give the Holder the right to exercise the option at the rate of at least 20% per year over a five-year period from the date on which the option was granted. In the event of the termination of employment or other relationship of a Holder of an option by reason of death or disability, such Holder shall have at least six (6) months after the date of termination, or such longer period as may be provided in the Award Agreement evidencing the option (but in no event later than the expiration date of the term of the option) to exercise the option to the extent it was exercisable on the date of termination of employment or other relationship. In the event of the termination of employment or other relationship of a Holder of an option for any reason other than death or disability, such Holder shall have at least thirty (30) days after the date of termination, or such longer period as may be provided in the Award Agreement evidencing the option (but in no event later than the expiration date of the term of the option) to exercise the option to the extent it was exercisable on the date of termination of employment or other relationship. To the extent the Holder was not entitled to exercise the option at the date of termination of employment or other relationship, or if the Holder fails to exercise the option within the time specified in the Award Agreement, the option shall terminate.

         B. Incentive Stock Options.

                  (i) The term of any Incentive Stock Option shall meet the requirements of Section 422 of the Code. Any Incentive Stock Option shall be treated as "outstanding" until it is exercised in full or expires by reason of lapse of time. In no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of such shares of the Common Stock on the date of grant of such option or such other amount required by the Code.

                  (ii) If an option is granted to an individual who owns, directly or indirectly, Common Stock or other capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary immediately after such option is granted, the amount of the exercise price shall be equal to 110% of the Fair Market Value of such, shares of Common Stock on the date of grant and such option shall expire five years from the date of grant.

                  (iii) To the extent that the aggregate Fair Market Value of Common Stock (determined at the time of grant of the Incentive Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) exceeds $100,000 or such other limit as may be imposed by the Code, such options shall be treated as options which are not Incentive Stock Options. In applying the foregoing limitation, options shall be taken into account in the order in which they were granted.

         C. Outside Director Options.

                  (i) At the 1996 Annual Meeting of Shareholders each person who is serving as a director of the Company, but who is not an employee of the Company (an "Outside Director') shall be granted, by virtue of serving as an Outside Director of the Company, a Nonqualified Option for 6,000 shares. In addition, at each subsequent Annual Meeting of Shareholders each Outside Director shall be granted by virtue of serving as an Outside Director of the Company, a Nonqualified Option for 4,000 shares.

                  (ii) Each option granted to an Outside Director (a "Director Option") shall vest and become immediately exercisable. Director Options shall expire at the 10-year anniversary of the date of grant.

                  (iii) The purchase price of each share subject to a Director Option shall be 100% of the Fair Market Value of a share as of the date of grant. Notwithstanding anything to the contrary stated in this Plan, each Director Option shall be deemed conclusively to have been granted prior to close of the applicable securities exchange or system on the date of grant. An Outside Director may exercise a Director Option using as payment any form of consideration provided for in the Plan, which form of payment shall be within the sole discretion of the Outside Director.

                  (iv) Director Options shall be evidenced by an agreement signed on behalf of the Company by an officer thereof which only incorporates by reference the terms of this Plan.

                  (v) Unless the Director Option shall have expired, in the event of an Outside Directors death, the Director Option granted to such Outside Director shall be transferable to the beneficiary, if any, designated by the Outside Director in writing to the Company prior to the Outside Directors death and such beneficiary shall succeed to the rights of the Outside Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Outside Director's legal representative shall succeed to the Director Option, which shall be transferable by will or pursuant to the laws of descent and distribution.

9.       Reload Options.

         A. Authorization of Reload Options. Concurrently with the award of Nonqualified Options or the award of Incentive Stock Options to any participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal:

                  (i) the number of shares of Common Stock used to exercise the underlying Nonqualified Options or Incentive Stock Options and

                  (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Nonqualified Options or Incentive Stock Options. The grant of a Reload Option will become effective upon the exercise of underlying Nonqualified Options, Incentive Stock Options or Reload Options through the use of shares of Common Stock held by the optionee for at least 12 months. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986.


         B. Reload Option Amendment. Each Nonqualified Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Nonqualified Options or Incentive Stock Options. Upon the exercise of an underlying Nonqualified Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement.

         C. Reload Option Price. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option; provided, however, that if a Reload Option is granted to a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary, the option price per share of Common Stock deliverable upon exercise of such Reload Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option.

         D. Term. The term of each Reload Option shall be equal to the remaining option term of the underlying Nonqualified Option or Incentive Stock Option.

         E. Termination of Employment. No additional Reload Options shall be granted to optionees when Nonqualified Options, Incentive Stock Options or Reload Options are exercised pursuant to the terms of this Plan following termination of the optionee's employment.

10.      Stock Appreciation Rights.

         A. Award of Stock Appreciation Rights. The Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related stock appreciation right ("SAR"), permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. SARs shall be evidenced by written agreements in such form as the Committee may from time to time determine.

         B. Exercise. An optionee who has been granted SARs may, from time to time, in lieu of the exercise of an equal number of options, elect to exercise one or more SARs and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Sections 10(D) and 10(E). SARs shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any SARS.

         C. Amount of Payment. The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the option related to said SAR was granted or became effective, as the case may be.

         D. Form of Payment. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 10(C) by the Fair Market Value of a share of Common Stock on the exercise date of such SARS. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock.

         E. Effect of Exercise. The exercise of any SARs shall cancel an equal number of Nonqualified Options, Incentive Stock Options, and Reload Options, related to said SARS.

11. Restricted Stock Awards. Awards of Common Stock subject to forfeiture and transfer restrictions ("Restricted-Stock") shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall be subject to the terms and conditions contained in the Plan and any additional terms and conditions established by the Committee that are consistent with the Plan.

         A. Grant of Restricted Stock. Each grant of Restricted Stock made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such grant of Restricted Stock. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock grant. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock grants.

         B. Delivery of Common Stock and Restrictions. At the time of a Restricted Stock grant, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such shares; (ii) none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the shares shall be forfeited and all rights of the grantee to such shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the shares of Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted shares of Common Stock.

         C. Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the grant of Restricted Stock are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the grant of Restricted Stock or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

12. Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the Award Agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), all outstanding Awards shall become immediately vested, whether or not such Awards had become vested prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the vesting of such Awards would preclude a pooling of interests under generally accepted accounting principles, the vesting of such Awards shall not accelerate. In addition to the foregoing, in the event of such a transaction, the Board may provide for one or more of the following:

                  (i) the complete termination of this Plan and cancellation of outstanding Awards not exercised prior to a date specified by the Board (which date shall give Holders a reasonable period of time in which to exercise the Awards prior to the effectiveness of such transaction);

                  (ii) that Holders of outstanding Awards shall receive, with respect to each share of stock subject to such Awards, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such stock on the date immediately preceding the effective date of such transaction over the exercise price per share of such Awards; provided, that the Board may, in lieu of such cash payment, distribute to such Holders shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

                  (iii) the continuance of the Plan with respect to the exercise of Awards which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Holders holding such Awards the right to exercise their respective Awards as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. Withholding Taxes. The Company shall have the right to deduct from any settlement made under the Plan, including the exercise of an option or the sale of shares of Common Stock, any federal, state or local taxes of any kind, including FICA taxes, required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its Fair Market Value on the date the amount of the tax withholding is determined.

14. Amendment of the Plan. The Plan may be amended, suspended or discontinued in whole or in part at any time and from time to time by the Board, including an amendment to increase the number of shares of Common Stock with respect to which options may be granted, provided however that no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act or successor rule and with other applicable law, including the Code. No amendment or discontinuance of this Plan shall, without the written consent of the Holder with respect to such Award, adversely affect any Award theretofore granted to the Holder. Subject to the foregoing and the requirements of Section 162(m), the Board may, in accordance with the recommendation of the Committee and without further action on the part of the stockholders of the Company or the consent of participants, amend the Plan, to preserve the employer deduction under Section 162(m).

15.      Miscellaneous.

         A. Use of Proceeds. The proceeds derived from the sale of shares of Common Stock pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company.

         B. Subsidiary. As used herein with respect to Incentive Stock Options, the term "subsidiary" shall mean "subsidiary corporation," as defined in Section 424 of the Code.

         C. Compliance with Rule 16b-3 and Section 162(m). With respect to employees subject to Section 16 of the Exchange Act or Section 162(m), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of Section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         D. Fair Market Value. If the Company's Common Stock is traded in the over-the-counter market or on the NASDAQ Stock Market or similar market, "Fair Market Value" shall mean the mean average of the bid and asked prices of the Common Stock as reported in The Wall Street Journal or as quoted by a market maker; if the Common Stock is listed on an exchange, Fair Market Value shall mean the mean average of the high and low prices of the Common Stock as reported in The Wall Street Journal; and if the Common Stock is not so traded or listed or the Common Stock does not trade on the relevant date, Fair Market Value shall mean the value determined in good faith by the Board of Directors.

16. Financial Statements. Each Holder shall be provided, not less frequently than annually, with copies of the audited financial statements of the Company.